EXHIBIT 99.1

Nanophase Reports Record First Quarter Financial Results as Solésence Beauty Science Leads Growth

Announces 75+% YOY Growth and $7M in Quarterly Revenue

ROMEOVILLE, Ill., April 27, 2021 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically driven health care solutions across various beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today reported record financial results for the first quarter ended March 31, 2021.

Jess Jankowski, President and CEO, commented: “We continue to see growth in our Solésence products and strong demand for our medical diagnostics materials. We believe overall Company growth will be sustainable through 2021 and in to 2022.

“After delivering $7M in product revenue in Q1, we already have more than $14M in purchase orders with the majority expected to ship in Q2 and Q3 of 2021.

“Through executing our growth strategy, we find ourselves in an excellent position to expand both our Solésence beauty science business and our medical diagnostics materials business. Our other major business segment, personal care ingredients, has experienced a 28% downturn quarter over quarter, which we expect to improve as we get further into the current recovery and seasonal activities resume.”

First Quarter 2021 Financial Highlights

Revenue for the first quarter was $7.1 million, vs. $4.0 million for the same period in 2020.

  Solésence beauty science revenue was $4.3 million, up 182% from $1.5 million in 2020. First quarter 2021 Solésence beauty science revenue levels represent more than 60% of full year 2020 revenue.
  Advanced Materials revenue was $1.4 million, up 133% from $0.6 million in the same period of 2020.
    This was driven by growth in the life science space, specifically medical diagnostics materials, accounting for $1.1 million, or 78% of the total segment.
  Personal Care Ingredients revenue was $1.4 million, down 28% from $1.9 million in 2020.

·  Net income for the quarter was $0.4 million in 2021, compared to a net loss of $0.2 million, reflecting more than a $0.01 per share improvement over the same period in 2020.

·  We note that the PPP funding we received in the second quarter of 2020 is recorded on the balance sheet as a liability and has not had any impact on our income statement to date.

·  The Company finished the quarter with approximately $1.8 million in cash.

Kevin Cureton, Chief Operating Officer, commented: “The combination of the rise in clean beauty, the call for inclusive products across skin care and color cosmetic categories, and the increasing regulatory pressure on chemical sunscreen actives all contribute to positive momentum for our minerals-based skin health products. Solésence beauty science product sales continue to grow and are expected to more than double between 2020 and 2021, after more than tripling between 2019 and 2020. Our growth rate far exceeds that of the industry, in part because we are well positioned to be a force in helping to define the rapidly growing clean beauty segment.”

Jankowski added: “The high demand for our medical diagnostics materials has helped us to identify life science as the third major component of our business strategy. We believe our novel materials technology enables enhanced performance, helping diagnosticians to more accurately identify COVID-19 and other viruses. Given our success here, we have expanded our business and technology development efforts in this segment to define a path for sustainable growth and market expansion for these and future advanced materials.

“Lastly, we are reminded daily of the responsibility we have to keep doing our part to improve our national public health through the materials we make for use in medical diagnostics. We have not forgotten the sacrifices being made by our fellow citizens under current conditions. We remain committed to protecting our employees, their families, and our communities, working to provide essential products for the health and safety of those we serve.”

Use of Non-GAAP Financial Information

Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated patented and proprietary technologies, the Company creates products with unique performance, enhancing consumers health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,” shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 26, 2021. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6700

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

	March	December 31,
	2021	2020
ASSETS	(Unaudited)

Current assets:
Cash	$1,818,942	$956,751
Trade accounts receivable, less allowance for doubtful accounts of $9,000
for both March 31, 2021 and December 31, 2020	3,827,888	2,932,427
Inventories, net	5,001,302	4,339,850
Prepaid expenses and other current assets	653,047	605,908
Total current assets	11,301,179	8,834,936

Equipment and leasehold improvements, net	3,004,540	2,868,025
Operating leases, Right of Use	1,885,689	1,826,869
Other assets, net	9,718	10,275
	$16,201,126	$13,540,105

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit, bank	$500,000	$500,000
Line of credit, related party	3,365,411	2,154,832
Current portion of long-term debt, related party	500,000	500,000
Current portion of finance lease obligations	168,287	177,227
Current portion of operating lease obligations	476,987	430,881
Accounts payable	2,447,428	2,126,093
Current portion of deferred revenue	494,928	410,672
Accrued expenses	1,055,382	483,801
Total current liabilities	9,008,423	6,783,506

Long-term portion of finance lease obligations	73,149	110,432
Long-term portion of operating lease obligations	1,655,839	1,650,990
Long-term convertible loan, related party	1,164,087	1,097,214
PPP Loan (SBA)	951,600	951,600
Asset retirement obligation	216,265	214,256
Total long-term liabilities	4,060,940	4,024,492

Contingent liabilities	-	-
Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized;
38,221,292 shares issued and outstanding on March 31, 2021
and December 31, 2020, respectively	382,213	382,213
Additional paid-in capital	102,158,921	102,116,916
Accumulated deficit	(99,409,371)	(99,767,022)
Total stockholders’ equity	3,131,763	2,732,107
	$16,201,126	$13,540,105

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended
	March 31,
	2021	2020
Revenue:
Product revenue, net	$7,050,457	$3,961,488
Other revenue	21,807	77,909
Net revenue	7,072,264	4,039,397

Operating expense:
Cost of revenue	5,042,324	3,004,846
Gross profit	2,029,940	1,034,551

Research and development expense	498,737	372,610
Selling, general and administrative expense	1,034,410	705,608
Income/(Loss) from operations	496,793	(43,667)
Interest income	-	-
Interest expense	139,142	123,790
Other, net	-	-
Income/(Loss) before provision for income taxes	357,651	(167,457)
Provision for income taxes	-	-
Net income/(loss)	$357,651	$(167,457)

Net income/(loss) per share-basic	$0.01	$(0.00)

Weighted average number of basic shares outstanding	38,221,292	38,136,792

Net income (loss) per share-diluted	$0.01	$(0.00)

Weighted average number of diluted shares outstanding	39,811,292	38,136,792

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE

(Unaudited)

	Three months ended
	March 31,
	2021	2020
Revenue:
Product revenue, net	$7,050,457	$3,961,488
Other revenue	21,807	77,909
Net revenue	7,072,264	4,039,397

Operating expense:
Cost of revenue detail:
Depreciation	85,607	71,144
Non-Cash equity compensation	5,224	9,653
Other costs of revenue	4,951,493	2,924,049
Cost of revenue	5,042,324	3,004,846
Gross profit	2,029,940	1,034,551

Research and development expense detail:
Depreciation	9,242	10,677
Non-Cash equity compensation	12,503	14,593
Other research and development expense	476,992	347,340
Research and development expense	498,737	372,610

Selling, general and administrative expense detail:
Depreciation and amortization	6,098	5,120
Non-Cash equity compensation	24,276	27,287
Other selling, general and administrative expense	1,004,036	673,201
Selling, general and administrative expense	1,034,410	705,608
Income/(Loss) from operations	496,793	(43,667)
Interest income	-	-
Interest expense	139,142	123,790
Other, net	-	-
Income/(Loss) before provision for income taxes	357,651	(167,457)
Provision for income taxes	-	-
Net income/(loss)	$357,651	$(167,457)

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	139,142	123,790
Addback Depreciation/Amortization	100,947	86,941
Addback Non-Cash Equity Compensation	42,003	51,533

Adjusted EBITDA	$639,743	$94,807